LOAN AGREEMENT
     THIS LOAN AGREEMENT (this “Agreement”) is made as of August 15, 2007 (the “Closing Date”), by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”), and SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company (“Borrower”).
AGREEMENT:
     In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:
     1.       Definitions. The following terms shall have the following meanings for all purposes of this Agreement:
     “ADA” means the Americans with Disabilities Act of 1990, as such act may be amended from time to time.
     “Affiliate” means any Person that directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, “controls”, “under common control with” and “controlled by” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or otherwise.
     “Amended and Restated Note” means the amended and restated note to be executed by Borrower in the form attached to this Agreement as Exhibit B. The Amended and Restated Note shall amend and restate the Note in its entirety and shall be executed by Borrower as of the date of the Final Disbursement.
     “Anti-Money Laundering Laws” means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including 18 U.S.C. § § 1956 and 1957, and the BSA.
     “Applicable Regulations” means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Premises, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the ADA and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to any of the Borrower Parties.
     “Architect’s Agreement” has the meaning set forth in the Disbursement Agreement.
     “Borrower’s Architect” has the meaning set forth in the Disbursement Agreement.
     “Borrower Parties” means, collectively, Borrower and any guarantors of the Loan (including, in each case, any predecessors-in-interest).
     “BSA” means the Bank Secrecy Act (31 U.S.C. § § 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     “Budget” has the meaning set forth in the Disbursement Agreement.
     “Business Day” means any day on which Lender is open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 P.M. Phoenix, Arizona time.
     “Change of Control” means a change in control of any of the Borrower Parties, including, without limitation, a change in control resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any of the Borrower Parties, as applicable, and a Change of Control will occur if any of the following occur: (a) any merger or consolidation by any of the Borrower Parties, as applicable, with or into any other entity; or (b) if any “Person” as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, who, subsequent to the Closing, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of any of the Borrower Parties, as applicable, representing 50% or more of the combined voting power of Borrower’s then outstanding securities (other than indirectly as a result of the redemption by any of the Borrower Parties, as applicable, of its securities).
     Notwithstanding the foregoing, the following shall not be deemed a Change of Control, so long as The Summit Group, Inc. remains the Company Manager of the Borrower and retains at least 45% of the Sharing Ratios and Kerry W. Boekelheide retains voting control of The Summit Group, Inc.: (i) a transfer of an aggregate of 49% or less of Class A Membership Interests or Class A-1 Membership Interests in Borrower; (ii) a transfer of an aggregate of 49% or less of Class B Membership Interests in Borrower; (iii) a transfer of an aggregate of 49% or less of Class C Membership Interests in Borrower; or (iv) a transfer of an aggregate of 49% or less of ownership interests in The Summit Group, Inc. Also notwithstanding the foregoing, transfers of ownership or beneficial interests in The Summit Group, Inc. to a trust for the benefit of family members for estate or tax planning purposes shall not be a Change of Control so long as Kerry W. Boekelheide retains voting control of The Summit Group, Inc. and exercises control, directly or indirectly, over the operations and business of The Summit Group, Inc. Initially capitalized terms used in this paragraph which are not defined herein shall have the definitions as set forth in the Third Amended and Restated Operating Agreement for Summit Hotel Properties, LLC dated July 25, 2005.
     “Closing” means the disbursement of the Loan Amount by Title Company as contemplated by this Agreement.
     “Code” means Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.
     “Completion Date” has the meaning set forth in the Disbursement Agreement.
     “Contract Documents” has the meaning set forth in the Disbursement Agreement.
     “Debt Service Coverage Ratio” has the meaning set forth in Section 6.J.
     “Default Rate” has the meaning set forth in the Note.
     “Development Documents” has the meaning set forth in the Disbursement Agreement.
     “Disbursement Agreement” means the Disbursement Agreement dated as of the date hereof executed by Borrower and Lender.
     “Disbursements” has the meaning set forth in the Disbursement Agreement.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     “Entity” means any entity that is not a natural person.
     “Environmental Indemnity Agreement” means the environmental indemnity agreement dated as of the date of this Agreement executed by Borrower for the benefit of the Indemnified Parties and such other parties as are identified in such agreement with respect to the Premises, as the same may be amended from time to time.
     “Event of Default” has the meaning set forth in Section 9.
     “Fee” means an underwriting, site assessment, valuation, construction, processing and commitment fee equal to 0.65% of the Loan Amount.
     “Final Disbursement” has the meaning set forth in the Disbursement Agreement.
     “Final Disbursement Date” means the date of the Final Disbursement.
     “Franchise Agreement” means the franchise, license or area development agreements with Franchisor for the conduct of business at the Premises as a Permitted Concept, together with all amendments, modifications and supplements thereto.
     “Franchisor” means Choice Hotels International, Inc., a Delaware corporation, and its successors,.
     “GAAP” means generally accepted accounting principles consistently applied.
     “General Contract” has the meaning set forth in the Disbursement Agreement.
     “General Contractor” has the meaning set forth in the Disbursement Agreement.
     “Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Premises or any of the Borrower Parties.
     “Improvements” means the improvements to be constructed upon the Land as contemplated by the Disbursement Agreement.
     “Indemnified Parties” means Lender, the trustees under the Mortgage, if applicable, and any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in any Securitization, Participation or Transfer, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefits of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, lenders, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Premises, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     “Indemnity Agreements” means all indemnity agreements executed for the benefit of any of the Borrower Parties or any prior owner, lessee or occupant of the Premises in connection with Hazardous Materials, including, without limitation, the right to receive payments under such indemnity agreements.
     “Initial Equity Contribution” has the meaning set forth in the Disbursement Agreement.
     “Initial Loan Amount” means that portion of the Loan to be advanced to Borrower at the Closing.
     “Land” means the parcels of real estate legally described on Exhibit A attached hereto, and all rights, privileges and appurtenances associated therewith.
     “Lender Entities” means, collectively, Lender (including any predecessor-in-interest to Lender) and any Affiliate of Lender (including any Affiliate of any predecessor-in-interest to Lender).
     “Loan” means the loan for the Premises described in Section 2.
     “Loan Amount” means $11,300,000.00.
     “Loan Documents” means, collectively, this Agreement, the Note, the Mortgage, the Disbursement Agreement, the Environmental Indemnity Agreement, the UCC-1 Financing Statements, the Authorization Regarding Information form previously delivered on behalf of the Borrower Parties to Lender and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended from time to time.
     “Loan Pool” means: (a) in the context of a Securitization, any pool or group of loans that are a part of such Securitization; (b) in the context of a Transfer, all loans which are sold, transferred or assigned to the same transferee; and (c) in the context of a Participation, all loans as to which participating interests are granted to the same participant.
     “Management Agreement” means that certain Management Agreement dated February 11, 2004 entered into between Borrower and Manager, as amended by that First Amendment to Management Agreement dated April 24, 2006, which Management Agreement relates to the Premises in addition to other hotel properties.
     “Manager” means The Summit Group, Inc.
     “Material Adverse Effect” means a material adverse effect on (a) the Premises, including, without limitation, the operation of the Premises as a Permitted Concept, or (b) Borrower’s ability to perform its obligations under the Loan Documents.
     “Mortgage” means the deed of trust, deed to secure debt or mortgage dated as of the date of this Agreement executed by Borrower for the benefit of Lender with respect to the Premises, as the same may be amended from time to time.
     “Note” means the promissory note dated as of the date of this Agreement executed by Borrower in favor of Lender evidencing the Loan, as such Note shall be amended and restated by the Amended and Restated Note and as the Note may be otherwise amended, restated or substituted from time to time. All references in the Loan Documents to the Note which are applicable to the period of time from and after the execution and delivery of the Amended and Restated Note shall mean the Amended and Restated Note.
     “Obligations” has the meaning set forth in the Mortgage.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     “OFAC Laws and Regulations” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.
     “Other Agreements” means, collectively, all agreements and instruments between, among or by (a) any of the Borrower Parties or any Affiliate of any of the Borrower Parties (including any Affiliate of any predecessor-in-interest to any of the Borrower Parties), and, or for the benefit of, (b) any of the Lender Entities, including, without limitation, promissory notes and guaranties; provided, however, the term “Other Agreements” shall not include the agreements and instruments defined as the Loan Documents.
     “Participation” means one or more grants by Lender or any of the other Lender Entities to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.
     “Permitted Concept” means a hotel and Cambria Suites.
     “Permitted Exceptions” means those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title insurance policy issued by Title Company to Lender and approved by Lender in its sole discretion in connection with the closing of the Loan.
     “Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.
     “Personal Property” has the meaning set forth in the Mortgage.
     “Premises” means, collectively, the Land and the Improvements (as such terms are defined in the Mortgage).
     “Restoration” has the meaning set forth in the Mortgage.
     “Schedule of Values” has the meaning set forth in the Disbursement Agreement.
     “Securitization” means one or more sales, dispositions, transfers or assignments by Lender or any of the other Lender Entities to a special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any of the other Lender Entities), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     “Site and Utility Plans” means the site and utility plans prepared by Borrower’s Architect which shall be drawn to the same scale as the ALTA survey described in Section 4.B and depict the Improvements (including all utilities) as they are to be constructed pursuant to the Contract Documents and all other items that would be depicted in the “As Built Survey” of the Premises to be delivered to Lender pursuant to the Disbursement Agreement.
     “Title Company” means Lawyers Title Insurance Corporation.
     “Transfer” means one or more sales, transfers or assignments by Lender or any of the other Lender Entities to a third party of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any of the other Lender Entities or any or all servicing rights with respect thereto.
     “UCC-1 Financing Statements” means such UCC-1 Financing Statements as Lender shall file with respect to the transactions contemplated by this Agreement.
     “UCC” has the meaning set forth in the Mortgage.
     “U.S. Publicly-Traded Entity” is an Entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an Entity.
     2.       Transaction. On the terms and subject to the conditions set forth in the Loan Documents, Lender shall make the Loan. The Loan will be evidenced by the Note and secured by the Mortgage. Borrower shall construct the Improvements on the Land in accordance with the terms and conditions of the Disbursement Agreement and Lender shall make Disbursements pursuant to the terms and conditions of the Disbursement Agreement to fund the costs of such construction. The funding of the Initial Loan Amount shall occur simultaneously with the Closing. Borrower shall repay the outstanding principal amount of the Loan together with interest thereon in the manner and in accordance with the terms and conditions of the Note and the other Loan Documents. At the time of the Final Disbursement, the Note shall be amended and restated by the Amended and Restated Note. The Amended and Restated Note will mature on the first day of the month immediately following the month in which the tenth anniversary of the Final Disbursement Date occurs. The Loan made pursuant to this Agreement, the construction by Borrower of the Improvements pursuant to the Disbursement Agreement and the granting of the security interest in the Premises pursuant to the Mortgage are not severable and shall be considered a single integrated transaction.
     3.       Escrow Agent; Closing Costs. Borrower and Lender hereby employ Title Company to act as escrow agent in connection with the transactions described in this Agreement. Borrower and Lender will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policy provided for herein to be issued. Title Company shall not cause the transaction to close unless and until it has received written instructions from Lender and Borrower to do so. Title Company is authorized to pay, from any funds held by it for Lender’s or Borrower’s respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of Lender and Borrower, all charges and obligations payable by them, respectively. Borrower will pay all charges payable by it to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Borrower and Lender or to interplead such documents or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and attorneys’ fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company’s receipt of this Agreement and opening of
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company’s agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by Borrower and Lender. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Premises, concerning the amount of such charge or assessment or the amount secured by such lien, without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof. Notwithstanding the foregoing, the terms and conditions of this Agreement shall not limit or affect Title Company’s liability or obligations under the Disbursement Agreement.
     4.       Closing Conditions. The obligation of Lender to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:
     A.       Title Insurance Commitments. Lender shall have received for the Premises a preliminary title report and irrevocable commitment to insure title in the amount of the Loan, by means of a mortgagee’s, ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Premises is located) issued by Title Company showing Borrower vested with good and marketable fee title in the real property comprising such Premises, committing to insure Lender’s first priority lien upon and security interest in such real property subject only to Permitted Exceptions, and containing such endorsements as Lender may reasonably require.
     B.       Survey. Lender shall have received (1) a current ALTA survey of the Premises or its equivalent, the form and substance of which shall be satisfactory to Lender in its reasonable discretion and (2) the Site and Utility Plans. Lender shall have obtained a flood certificate indicating that the location of the Premises is not within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Emergency Management Agency, or if the Premises is in such a flood plain or special flood hazard area, Borrower shall have provided Lender with evidence of flood insurance maintained on the Premises in an amount and on terms and conditions reasonably satisfactory to Lender.
     C.       Environmental. Lender shall have completed such environmental due diligence of the Premises as it deems necessary or advisable in its sole discretion, and Lender shall have approved the environmental condition of the Premises in its sole discretion.
     D.       Compliance With Representations, Warranties and Covenants. All of the representations and warranties set forth in Section 5 shall be true, correct and complete as of the Closing Date, and Borrower shall be in compliance with each of the covenants set forth in Section 6 as of the Closing Date. No event shall have occurred or condition shall exist or information shall have been disclosed by Borrower or discovered by Lender which has had or would be reasonably likely to have a Material Adverse Effect on the Premises, any of the Borrower Parties or Lender’s willingness to consummate the transaction contemplated by this Agreement, as determined by Lender in its sole and absolute discretion.
     E.       Proof of Insurance. Borrower shall have delivered to Lender certificates of insurance and copies of insurance policies showing that all insurance required by the Loan Documents and providing coverage and limits satisfactory to Lender are in full force and effect.
     F.       Legal Opinions. Borrower shall have delivered to Lender such legal opinions as Lender may reasonably require all in form and substance reasonably satisfactory to Lender and its counsel.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     G.       Fee and Closing Costs. Borrower shall have paid the Fee to Lender and shall have paid all costs of the transactions described in this Agreement, including, without limitation, the cost of title insurance premiums and all endorsements required by Lender, survey charges, UCC and litigation search charges, the attorneys’ fees of Borrower, reasonable attorneys’ fees (not to exceed $7,500.00) and expenses of Lender, the cost of the environmental due diligence undertaken pursuant to Section 4.C, Lender’s site inspection costs and fees, stamp taxes, mortgage taxes, transfer fees, escrow, filing and recording fees and UCC filing and recording fees (including preparation, filing and recording fees for UCC continuation statements). Borrower shall have also paid all real and personal property and other applicable taxes and assessments and other charges relating to the Premises which are due and payable on or prior to the Closing Date as well as taxes and assessments due and payable subsequent to the Closing Date but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policy described in Section 4.A.
     H.       Franchise Agreement. Lender shall have received a certificate (the “Franchisor Certificate”) from Franchisor in form and substance acceptable to Lender which provides that the Premises has been approved by Franchisor. If the Franchise Agreement has been entered into prior to the Closing, the Franchisor Certificate shall also provide that the Franchise Agreement is valid, binding and in full force and effect, with a term (inclusive of existing renewal options) which will expire after the scheduled maturity date of the Note, and no events have occurred which could constitute a default under the Loan Documents, and, to the extent Franchisor has a right of first refusal in the Franchise Agreement that extends to the sale, transfer or conveyance of the Premises, Franchisor waives all such rights of first refusal set forth in the Franchise Agreement as to Lender and its successors and assigns.
     I.       Development Documents; Borrower’s Architect Certification. (1) Lender, in its sole and absolute discretion, shall have approved the Contract Documents, the Budget, the Schedule of Values, the Architect’s Agreement, if Borrower is a party to the Architect’s Agreement, the General Contract, the Borrower’s Architect and the General Contractor; Borrower shall have caused the General Contractor to deliver a list to Lender and Title Company, certified by the General Contractor, of (a) all materialmen, laborers, subcontractors, suppliers and any other parties (collectively, the “Vendors”) who may claim statutory or common law liens as a result of furnishing material or labor to the Premises or any portion thereof or interest therein, (b) the work or materials the Vendors will perform or supply, and (c) the cost of such work or materials; and Borrower shall have executed or delivered, as applicable, all Development Documents, including, without limitation, a consent of the General Contractor to the collateral assignment of the General Contract (the “Consent of General Contractor”), all in form and substance acceptable to Lender.
     (2)       Borrower shall have delivered to Lender evidence in form and substance reasonably satisfactory to Lender that the plans and specifications for the Improvements are in compliance with all applicable building and zoning codes, ordinances and requirements.
     J.       Management Agreement. The Management Agreement shall be in full force and effect. Lender shall have approved the Management Agreement in its sole discretion and Manager and Borrower shall have delivered to Lender such subordination agreements, collateral assignments of management agreement and consents to collateral assignment of management agreement as Lender may require in its sole discretion.
     K.       Closing Documents. At or prior to the Closing Date, Lender or the Borrower Parties, as may be appropriate, shall have executed and delivered or shall have caused to be executed and delivered to Lender, or as Lender may otherwise direct, the Loan Documents and such other documents, payments (including, without limitation, the Initial Equity Contribution), instruments and certificates, as Lender may require in form acceptable to Lender.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     Upon fulfillment or waiver of all of the above conditions, Lender shall deposit funds necessary to close this transaction with the Title Company and this transaction shall close in accordance with the terms and conditions of this Agreement.
     5.       Representations and Warranties of Borrower. The representations and warranties of Borrower contained in this Section are being made by Borrower as of the Closing Date to induce Lender to enter into this Agreement and consummate the transactions contemplated herein and shall survive the Closing. Borrower represents and warrants to Lender as follows:
     A.       Financial Information. (1) Borrower has delivered to Lender certain financial statements and other information concerning the Borrower Parties in connection with the transaction described in this Agreement (collectively, the “Financial Information”). The Financial Information is true, correct and complete in all material respects; there have been no amendments to the Financial Information since the date such Financial Information was prepared or delivered to Lender. Borrower understands that Lender is relying upon the Financial Information and Borrower represents that such reliance is reasonable. All annual financial statements included in the Financial Information were prepared in accordance with GAAP and fairly present as of the date of such financial statements the financial condition of each individual or entity to which they pertain. No change has occurred with respect to the financial condition of any of the Borrower Parties or the Premises as reflected in the Financial Information, which has not been disclosed in writing to Lender or has had, or could reasonably be expected to result in, a Material Adverse Effect.
     (2)       Borrower has delivered to Lender the Contract Documents. The Contract Documents have been approved by the Borrower Parties and the General Contractor and will enable the Improvements to be constructed for the use of the Premises as a Permitted Concept.
     B.       Organization and Authority. Each of the Borrower Parties (other than individuals), as applicable, is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation. Borrower is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in each state where the Premises is located, and each of the Borrower Parties is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. All necessary action has been taken to authorize the execution, delivery and performance by the Borrower Parties of this Agreement and the other Loan Documents. The person(s) who have executed this Agreement on behalf of Borrower are duly authorized so to do. Borrower is not a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign estate” or “foreign person” (as those terms are defined by the Internal Revenue Code of 1986, as amended). Borrower’s U.S. Federal Tax Identification number, Organization Identification number and principal place of business are correctly set forth on the signature page of this Agreement. None of the Borrower Parties, and no individual or entity owning directly or indirectly any interest in any of the Borrower Parties, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representation contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly-Traded Entity.
     C.       Enforceability of Documents. Upon execution by the Borrower Parties, this Agreement and the other Loan Documents shall constitute the legal, valid and binding obligations of the Borrower Parties, respectively, enforceable against the Borrower Parties in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity.
     D.       Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving the Borrower Parties or the Premises before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which,
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect.
     E.       Absence of Breaches or Defaults. The Borrower Parties are not, and the authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not result, in any breach or default under any other document, instrument or agreement to which any of the Borrower Parties is a party or by which any of the Borrower Parties, the Premises or any of the property of any of the Borrower Parties is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order. The Premises is not subject to any right of first refusal, right of first offer or option to purchase or lease granted to a third party.
     F.       Utilities. All utility services and easements necessary for the construction of the Improvements and the operation thereof as a Permitted Concept are available at the boundaries of the Land, including water supply, storm and sanitary sewer facilities, gas, electric and telephone facilities.
     G.       Zoning; Compliance With Laws. The Premises is in compliance with all applicable zoning requirements, and the use of the Premises as a Permitted Concept does not constitute a nonconforming use under applicable zoning requirements. The Borrower Parties and the Premises are in compliance with all Applicable Regulations except for such noncompliance which has not had, and would not reasonably be expected to result in, a Material Adverse Effect.
     H.       Area Development; Wetlands. No condemnation or eminent domain proceedings affecting the Premises have been commenced or, to the best of Borrower’s knowledge, are contemplated. Neither the Premises, nor to the best of Borrower’s knowledge, the real property bordering the Premises, are designated by any Governmental Authority as a wetlands.
     I.       Licenses and Permits; Access. All required licenses and permits, both governmental and private, to begin construction of the Improvements are in full force and effect, except for such licenses and permits the failure of which to obtain has not had, and would not reasonably be expected to result in, a Material Adverse Effect. Adequate rights of access to public roads and ways are available to the Premises for unrestricted ingress and egress and otherwise to permit utilization of the Premises for their intended purposes, and all such public roads and ways have been completed and dedicated to public use.
     J.       Environmental. The representations and warranties of Borrower set forth in Section 2 of the Environmental Indemnity Agreement, together with the corresponding definitions, are incorporated by reference into this Agreement as if stated in full in this Agreement.
     K.       Title to Premises; First Priority Lien. Fee title to the real property comprising the Premises is vested in Borrower, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions. Borrower is owner of all Personal Property, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, and no Affiliate of Borrower owns any of the Personal Property. Upon Closing, Lender shall have a first priority lien upon and security interest in the Premises pursuant to the Mortgage and the UCC-1 Financing Statements.
     L.       No Mechanics’ Liens. Except as set forth on Exhibit C attached hereto, there are no delinquent accounts payable or mechanics’ liens in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Premises; and no work has been performed or is in progress nor have materials been supplied to the Premises or
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

agreements entered into for work to be performed or materials to be supplied to the Premises prior to the date hereof, which will be delinquent on or before the Closing Date.
     M.       Franchisor Provisions. The Premises have been approved by Franchisor and Franchisor has either entered into a franchise, license or area development agreement with Borrower with respect to the Premises or has agreed to enter into such agreement with Borrower upon the completion of the construction of the Improvements. If such franchise, license or area development agreement has been entered into prior to the date of this Agreement: (1) Borrower has delivered to Lender a true, correct and complete copy of the Franchise Agreement; (2) the Franchise Agreement is the only agreement in effect with Franchisor with respect to the Premises; (3) the Franchise Agreement is in full force and effect and constitutes the legal, valid and binding obligations of the parties to the Franchise Agreement, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity; (4) none of the Borrower Parties has assigned, transferred, mortgaged, hypothecated or otherwise encumbered the Franchise Agreement or any rights thereunder or any interest therein, and none of the Borrower Parties has received any notice that Franchisor has made any assignment, pledge or hypothecation of all or any part of its rights or interest in the Franchise Agreement; (5) no notice of default from Franchisor has been received under the Franchise Agreement which has not been cured and no notice of default to Franchisor has been given under the Franchise Agreement which has not been cured; (6) no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under the Franchise Agreement; and (7) the Franchise Agreement has a term (inclusive of existing renewal options) which will expire after the scheduled maturity date of the Amended and Restated Note.
     N.       Money Laundering. (1) Borrower has taken all reasonable measures, in accordance with all applicable Anti-Money Laundering Laws, with respect to each holder of a direct or indirect interest in the Borrower Parties, to assure that funds invested by such holders in the Borrower Parties are derived from legal sources; provided, however, none of the foregoing shall apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.
     (2)      To Borrower’s knowledge after making due inquiry, neither any of the Borrower Parties nor any holder of a direct or indirect interest in the Borrower Parties (a) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, any violation of any Anti-Money Laundering Laws, or drug trafficking, terrorist-related activities or other money laundering predicated crimes or a violation of the BSA, (b) has been assessed civil penalties under these or related laws, or (c) has had any of its funds seized or forfeited in an action under these or related laws; provided, however, none of the foregoing shall apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.
     (3)       Borrower has taken reasonable steps, consistent with industry practice for comparable organizations and in any event as required by law, to ensure that the Borrower Parties are and shall be in compliance with all (a) Anti-Money Laundering Laws and (b) OFAC Laws and Regulations.
     O.       Management Agreement. Borrower has delivered to Lender a true, correct and complete copy of the Management Agreement. The Management Agreement is the only agreement in effect with Manager with respect to the Premises. The Management Agreement is in full force and effect and constitutes the legal, valid and binding obligations of the parties to the Management Agreement, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity. As it relates to the Premises, Borrower has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered the Management Agreement or any rights thereunder or any interest therein, and Borrower has not received any notice that Manager has made any assignment, pledge or hypothecation of all or any part of its rights or interest in the
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

Management Agreement. No notice of default from Manager has been received under the Management Agreement that has not been cured and no notice of default to Manager has been given under the Management Agreement which has not been cured. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under the Management Agreement.
     6.       Covenants. Borrower covenants to Lender from and after the Closing Date and until all of the Obligations are satisfied in full, as follows:
     A.       Payment of the Note. Borrower shall punctually pay, or cause to be paid, the principal, interest and all other sums to become due in respect of the Note and the other Loan Documents in accordance with the Note and the other Loan Documents. Borrower shall authorize Lender to establish arrangements whereby all scheduled payments made in respect of the Obligations are transferred by Automated Clearing House Debit initiated by Lender directly from an account at a U.S. bank in the name of Borrower to such account as Lender may designate or as Lender may otherwise designate.
     B.       Title. Borrower shall maintain good and marketable fee simple title to the real property comprising the Premises, and title to the Personal Property and the remainder of the Premises, free and clear of all liens, encumbrances, charges and other exceptions to title, except the Permitted Exceptions or except as permitted by the Loan Documents. Lender shall have valid first liens upon and security interests in the Premises, including the Personal Property, pursuant to the Mortgage and the UCC-1 Financing Statements.
     C.       Organization and Status of Borrower; Preservation of Existence. Each of the Borrower Parties (other than individuals), as applicable, shall be validly existing and in good standing under the laws of its state of incorporation or formation. Borrower shall be qualified as a foreign corporation, partnership or limited liability company to do business in each state where the Premises is located, and each of the Borrower Parties shall be qualified as a foreign corporation, partnership or limited liability company in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. Borrower shall preserve its current form of organization and shall not change its legal name, its state of formation, nor, in one transaction or a series of related transactions, merge with or into, or consolidate with, any other entity without providing, in each case, Lender with 30 days’ prior written notice and obtaining Lender’s prior written consent (to the extent such consent is required under Section 7 of this Agreement). In addition, Borrower shall require, and shall take reasonable measures to comply with the requirement, that no individual or entity owning directly or indirectly any interest in any of the Borrower Parties is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.
     D.       Licenses and Permits. From and after the Completion Date, all required licenses and permits, both governmental and private, to use and operate the Premises as a Permitted Concept shall be maintained in full force and effect.
     E.       Compliance With Laws Generally. The use and occupation of the Premises, and the condition thereof, including, without limitation, any Restoration, shall comply with all Applicable Regulations now or hereafter in effect, including, without limitation, the OFAC Laws and Regulations and Anti-Money Laundering Laws. In addition, the Borrower Parties shall comply with all Applicable Regulations now or hereafter in effect. Without limiting the generality of the other provisions of this Section, Borrower shall comply with the ADA, and all regulations promulgated thereunder, as it affects the Premises.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     F.       Compliance With Environmental Provisions. The covenants, obligations and agreements of Borrower set forth in Sections 3 through 7 of the Environmental Indemnity Agreement, together with the corresponding definitions, are incorporated by reference into this Agreement as if stated in full in this Agreement.
     G.       Financial Statements. From and after the Completion Date, within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Borrower, Borrower shall deliver to Lender (1) complete financial statements of the Borrower Parties including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; (2) income statements for the business at the Premises; (3) standard hotel data of rooms sold and rooms available, as well as gross revenue breakdown of room revenue from other revenue, so that occupancy ADR and RevPar Statistics can be calculated; and (4) such other financial information as Lender may reasonably request in order to establish compliance with the financial covenants in the Loan Documents, including, without limitation, Section 6.J of this Agreement. All such annual financial statements shall be prepared in accordance with GAAP from period to period, and shall be certified to be accurate and complete by Borrower (or the Treasurer or other appropriate officer of Borrower). In the event the property and business at the Premises is ordinarily consolidated with other business for financial statement purposes, such financial statements shall be prepared on a consolidated basis showing separately the sales, profits and losses, assets and liabilities pertaining to the Premises with the basis for allocation of overhead of other charges being clearly set forth. The financial statements delivered to Lender need not be audited, but Borrower shall deliver to Lender copies of any audited financial statements of Borrower which may be prepared, as soon as they are available. Borrower shall also cause to be delivered to Lender copies of any financial statements required to be delivered to Borrower by any tenants of the Premises.
     H.       Lost Note. Borrower shall, if the Note is mutilated, destroyed, lost or stolen (a “Lost Note”), promptly deliver to Lender, upon receipt from Lender of an affidavit and indemnity in a form reasonably acceptable to Lender and Borrower stipulating that the Note has been mutilated, destroyed, lost or stolen, in substitution therefor, a new promissory note containing the same terms and conditions as the Lost Note with a notation thereon of the unpaid principal and accrued and unpaid interest. Borrower shall provide fifteen (15) days’ prior notice to Lender before making any payments to third parties in connection with the Lost Note.
     I.       Inspections. Borrower shall, during normal business hours (or at any time in the event of an emergency) and at reasonable intervals, (1) provide Lender and Lender’s officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to the Premises, all drawings, plans, and specifications for the Premises in possession of any of the Borrower Parties, all engineering reports relating to the Premises in the possession of any of the Borrower Parties, the files, correspondence and documents relating to the Premises, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of the Premises (including, without limitation, any of the foregoing information stored in any computer files), (2) allow such persons to make such inspections, tests, copies, and verifications as Lender considers necessary, and (3) if Borrower is in breach of the Debt Service Coverage Ratio requirement set forth in the following subsection J, pay expenses reasonably incurred by Lender from time to time in conducting such inspections, tests, copies and verifications upon demand (such amounts to bear interest at the Default Rate if not paid upon demand until paid).
     J.       Debt Service Coverage Ratio. From and after the Completion Date, Borrower shall maintain a Debt Service Coverage Ratio of at least 1.25:1 before distribution payouts and 1.0:1 after distribution payouts, as determined as of Borrower’s fiscal year end. For purposes of this Section, the term “Debt Service Coverage Ratio” shall mean with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time, each as determined in accordance with GAAP, of (1) earnings before Interest Expense, income taxes,
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

Depreciation and Amortization, plus or minus other non-recurring renovation/remodel expenses funded with the proceeds of a loan or other non-operating sources to (2) principal and interest payments on the aggregate first mortgage term debt.
     For purposes of this Section, the following terms shall be defined as set forth below:
     “Depreciation and Amortization” shall mean the depreciation and amortization accruing during any period of determination with respect to Borrower and the other Borrower Parties, collectively, as determined in accordance with GAAP.
     “Interest Expense” shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Borrower and the other Borrower Parties, collectively, as determined in accordance with GAAP.
     K.       Affiliate Transactions. Unless otherwise approved by Lender, all transactions between Borrower and any of its Affiliates shall be on terms substantially as advantageous to Borrower as those which could be obtained by Borrower in a comparable arm’s length transaction with a non-Affiliate of Borrower.
     L.       Compliance Certificates. Within 90 days after the end of each fiscal year of Borrower, Borrower shall deliver a compliance certificate to Lender in a form to be provided by Lender in order to establish that Borrower is in compliance in all material respects with all of its obligations, duties and covenants under the Loan Documents.
     M.       Franchise Agreement. From and after the Completion Date, the Franchise Agreement shall be maintained in full force and effect. No event shall occur nor shall any condition exist which, with the giving of notice or the lapse of time or both, would constitute a breach or default under the Franchise Agreement. Borrower shall give prompt notice to Lender of any claim of default by or to the franchisee under the Franchise Agreement and shall provide Lender with a copy of any default notice given or received by the franchisee under the Franchise Agreement and any information submitted or referenced in support of such claim of default. Borrower shall also give prompt notice to Lender of any extensions or renewals of the Franchise Agreement and the expiration or termination of the Franchise Agreement.
     N.       Use of Disbursements. Borrower will use the Disbursements solely to construct the Improvements, and it will not require and will not avail itself of any other extension of credit for such purpose without Lender’s prior written consent.
     O.       Contract Documents. Following approval by Lender, the Contract Documents, including, without limitation, the location of the Improvements depicted on the Site and Utility Plans, will not be changed or altered in any respect without Lender’s prior written consent except as allowed in the Disbursement Agreement.
     P.       OFAC Laws and Regulations. Borrower shall immediately notify Lender in writing if any individual or entity owning directly or indirectly any interest in any of the Borrower Parties or any director, officer, member, manager or partner of any of such holders is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations, or is under investigation by any governmental entity for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of Anti-Money Laundering Laws, has been assessed civil penalties under these or related laws, or has had funds seized or forfeited in an action under these or related laws; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     Q.       Management Agreement. The Management Agreement shall be maintained in full force and effect. No event shall occur nor shall any condition exist which, with the giving of notice or the lapse of time or both, would constitute a breach or default under the Management Agreement. Borrower shall give prompt notice to Lender of any claim of default by or to the Manager under the Management Agreement and shall provide Lender with a copy of any default notice given or received by the Manager under the Management Agreement and any information submitted or referenced in support of such claim of default. Borrower shall also give prompt notice to Lender of the expiration or termination of the Management Agreement.
     7.       Prohibition on Change of Control and Pledge. A. Without limiting the terms and conditions of Section 3.09 of the Mortgage, Borrower agrees that, from and after the Closing Date and until all of the Obligations are satisfied in full, without the prior written consent of Lender: (1) no Change of Control shall occur; and (2) no interest in any of the Borrower Parties shall be pledged, encumbered, hypothecated or assigned as collateral for any obligation of any of the Borrower Parties (each, a “Pledge”). In addition, no interest in any of the Borrower Parties, or in any individual or person owning directly or indirectly any interest in any of the Borrower Parties, shall be transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or who is in violation of any of the OFAC Laws and Regulations, and any such transfer, assignment or conveyance shall not be effective until the transferee has provided written certification to Borrower and Lender that (x) the transferee or any person who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations, and (y) the transferee has taken reasonable measures to assure than any individual or entity who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.
     B.       Lender’s consent to a Change of Control or Pledge shall be subject to the satisfaction of such conditions as Lender shall determine in its sole discretion, including, without limitation, (1) the execution and delivery of such modifications to the terms of the Loan Documents as Lender shall request, (2) the proposed Change of Control or Pledge having been approved by each of the rating agencies which have issued ratings in connection with any Securitization of the Loan as well as any other rating agency selected by Lender, and (3) the proposed transferee having agreed to comply with all of the terms and conditions of the Loan Documents (including any modifications requested by Lender pursuant to clause (1) above). In addition, any such consent shall be conditioned upon payment by Borrower to Lender of (a) a fee equal to one percent (1%) of the then outstanding principal balance of the Note and (b) all out-of-pocket costs and expenses incurred by Lender in connection with such consent, including, without limitation, reasonable attorneys’ fees. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon a Change of Control or Pledge in violation of this Section. The provisions of this Section shall apply to every Change of Control or Pledge regardless of whether voluntary or not, or whether or not Lender has consented to any previous Change of Control or Pledge.
     8.       Transaction Characterization. A. It is the intent of the parties hereto that this Agreement and the other Loan Documents are a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Borrower and that the Loan Documents evidence one unitary, unseverable transaction pertaining to the Premises.
     B.       It is the intent of the parties hereto that the business relationship created by the Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership (either de jure or de facto) between Borrower and Lender, to make them joint venturers, to make Borrower an agent, legal representative, partner, subsidiary or employee of Lender, nor to make Lender in any way responsible for the debts, obligations or losses of Borrower.
     9.       Default and Remedies. A. Each of the following shall be deemed an event of default by Borrower (each, an “Event of Default”):
     (1)       If any representation or warranty of any of the Borrower Parties set forth in any of the Loan Documents is false in any material respect when made, or if any of the Borrower Parties renders any statement or account which is false in any material respect.
     (2)       If any principal, interest or other monetary sum due under the Note, the Mortgage or any other Loan Document is not paid within five days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lender shall not be entitled to exercise its rights and remedies set forth below unless and until Lender shall have given Borrower written notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.
     (3)       If Borrower fails to observe or perform any of the other covenants, conditions, or obligations of this Agreement; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or interest in collateral of Lender in immediate jeopardy, and is within the reasonable power of Borrower to promptly cure after receipt of notice thereof, all as determined by Lender in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lender shall have given Borrower notice thereof and a period of 30 days shall have elapsed, during which period Borrower may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by Lender in its reasonable discretion, and Borrower is diligently pursuing a cure of such failure, then Borrower shall have a reasonable period to cure such failure beyond such 30-day period, which shall not exceed 90 days after receiving notice of the failure from Lender. If Borrower shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.
     (4)       If any of the Borrower Parties becomes insolvent within the meaning of the Code, files or notifies Lender that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an “Action”), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due. Notwithstanding the foregoing, the filing of an involuntary bankruptcy proceeding against any of the Borrower Parties shall not be an Event of Default herein provided that such case or proceeding is dismissed with prejudice within 60 days of the filing thereof.
     (5)       If there is an “Event of Default” or a breach or default, after the passage of all applicable notice and cure or grace periods, under any of the Other Agreements, or any other Loan Document.
     (6)       If a final, nonappealable judgment is rendered by a court against any of the Borrower Parties which (a) has a Material Adverse Effect on the operation of the Premises as a Permitted Concept, or (b) is in an amount greater than $100,000.00 and not covered by insurance, and, in either case, is not discharged or provision made for such discharge within 60 days from the date of entry of such judgment.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     (7)       If there is a breach or default, after the passage of all applicable notice and cure or grace periods, under the Franchise Agreement, or if the Franchise Agreement terminates or expires prior to the payment in full of the Note in accordance with its terms and a substitute agreement for the terminated or expired agreement is not entered into with Franchisor prior to such expiration or termination, which substitute agreement shall be in form and substance reasonably satisfactory to Lender and shall expire after the scheduled maturity date of the Note.
     (8)       If there is a breach or default, after the passage of all applicable notice and cure or grace periods, under the Management Agreement, or if the Management Agreement terminates or expires prior to the payment in full of the Note in accordance with its terms and a substitute agreement for the terminated or expired agreement is not entered into with Manager prior to such expiration or termination, which substitute agreement shall be in form and substance reasonably satisfactory to Lender and shall expire after the scheduled maturity date of the Note.
     B.       Upon the occurrence and during the continuance of an Event of Default, subject to the limitations set forth in subsection A, Lender may declare all or any part of the obligations of Borrower under the Note, this Agreement and any other Loan Document to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind except as otherwise expressly provided herein, and Borrower hereby waives notice of intent to accelerate the obligations secured by the Mortgage and notice of acceleration. Thereafter, Lender may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the remedies available under the Note, the Mortgage or any other Loan Document. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect Lender’s right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Agreement and any other security now or hereafter held by Lender in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Lender, or to which Lender may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lender.
     10.       Indemnity; Release. A. Initially capitalized terms in this Section that are not otherwise defined in this Agreement shall have the meanings set forth in the Environmental Indemnity Agreement. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys’ fees, court costs and other costs of defense) (collectively, “Losses”) (excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party’s gross negligence or willful misconduct; provided, however, that the term “gross negligence” shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of Borrower’s interest in the Premises or Borrower’s failure to act in respect of matters which are or were the obligation of Borrower under the Loan Documents and the Development Documents), and costs of Remediation (whether or not performed voluntarily), engineers’ fees, environmental consultants’ fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (1) any presence of any Hazardous Materials in, on, above, or under the Premises introduced to the Premises prior to or during the ownership of the Premises by Borrower; (2) any past, present or Threatened Release in, on, above, under or from the Premises regarding Hazardous Materials introduced to the Premises prior to or during the ownership of the Premises by Borrower; (3) any activity
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Premises in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Premises of any Hazardous Materials at any time located in, under, on or above the Premises; (4) any activity by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Premises in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above the Premises, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (5) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Premises or operations thereon, regarding Hazardous Materials introduced to the Premises prior to or during the ownership of the Premises by Borrower, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Premises to comply with any order of any Governmental Authority in connection with any Environmental Laws; (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Premises regarding Hazardous Materials introduced to the Premises prior to or during the ownership of the Premises by Borrower; (7) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (8) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Premises regarding Hazardous Materials introduced to the Premises prior to or during the ownership of the Premises by Borrower, including but not limited to costs to investigate and assess such injury, destruction or loss; (9) any acts of Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Premises in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials owned or possessed by Borrower, any person or entity affiliated with Borrower or any tenant or other user, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials; (10) any acts of Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Premises, in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Premises, from which there is a Release, or a Threatened Release of any Hazardous Materials which causes the incurrence of costs for Remediation; (11) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory regarding Hazardous Materials introduced to the Premises prior to or during the ownership of the Premises by Borrower, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Premises; (12) any disclosures of information, financial or otherwise, (x) made by (i) Lender or Lender’s employees, officers, agents and designees to Franchisor or any third party as contemplated by Section 11.R of this Agreement, or (ii) any employee, officer, agent or representative of Franchisor to Lender or any other Indemnified Par ty, or (y) obtained from any credit reporting agency with respect to Borrower, any guarantor of the Loan, any Affiliate of Borrower, any of the other Borrower Parties or any operator or lessee of the Premises; or (13) any misrepresentation or inaccuracy in any representation or warranty by Borrower or material breach or failure to perform by Borrower of any covenants or other obligations pursuant to this Agreement. Notwithstanding the above, Borrower shall not be liable for the acts of tenants or other users occurring after the Borrower no longer owns the Premises.
     B.       Excluding losses suffered by Lender directly arising out of Lender’s gross negligence or willful misconduct; provided, however, that the term “gross negligence” shall not include gross negligence imputed as a matter of law to Lender solely by reason of Borrower’s interest in the Premises or Borrower’s failure to act in respect of matters which are or were the obligation of Borrower under the Loan Documents, Borrower fully and completely releases, waives and covenants not to assert any claims, liabilities, actions, defenses, challenges, contests or other opposition against Lender, however characterized, known or unknown, foreseen or unforeseen, now existing or arising in the future, relating to this Agreement and any Hazardous Materials, Releases or Remediation on, at or affecting the Premises.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     11.       Miscellaneous Provisions.
     A.       Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement or any of the other Loan Documents shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below. If to Borrower: Summit Hotel Properties, LLC, 2701 S. Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105, Attention: Hulyn Farr, Telephone: (605) 361-9566, Telecopy: (605) 362-9388; and if to Lender: General Electric Capital Corporation, 8377 East Hartford Drive, Suite 200 Scottsdale, Arizona 85255, Attention: Collateral Management, Telephone: 480-585-4500, Telecopy: 480-585-2225.
     B.       Real Estate Commission. Lender and Borrower represent and warrant to each other that they have dealt with no real estate or mortgage broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement or the other Loan Documents. Lender and Borrower shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys’ fees, arising out of the breach of their respective representations and warranties contained within this Section.
     C.       Waiver and Amendment; Document Review. (1) No provisions of this Agreement or the other Loan Documents shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.
     (2)       In the event Borrower makes any request upon Lender requiring Lender or Lender’s attorneys to review or prepare (or cause to be reviewed or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Agreement or any of the other Loan Documents, then Borrower shall (a) reimburse Lender promptly upon Lender’s demand for all out-of-pocket costs and expenses incurred by Lender in connection with such review or preparation, including, without limitation, reasonable attorneys’ fees, and (b) pay Lender a reasonable processing and review fee.
     D.       Captions. Captions are used throughout this Agreement and the other Loan Documents for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.
     E.       Lender’s Liability. Notwithstanding anything to the contrary provided in this Agreement or the other Loan Documents, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement and the other Loan Documents by Lender, that (1) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of Lender, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (2) Borrower waives all claims, demands and causes of action against Lender’s officers, directors, employees and agents in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender and (3) Borrower shall look solely to the assets of Lender for the satisfaction of each and every remedy of Borrower in the event of any breach by Lender of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by Lender, such exculpation of liability to be absolute and without any exception whatsoever.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     F.       Severability. The provisions of this Agreement and the other Loan Documents shall be deemed severable. If any part of this Agreement or the other Loan Documents shall be held invalid, illegal or unenforceable, the remainder shall remain in full force and effect, and such invalid, illegal or unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.
     G.       Construction Generally. This Agreement and the other Loan Documents have been entered into by parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and the other Loan Documents and are entered into by both parties in reliance upon the economic and legal bargains contained therein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Borrower and Lender were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.
     H.       Further Assurances. Borrower will, at its sole cost and expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, documents, conveyances, notes, mortgages, deeds of trust, assignments, security agreements, financing statements and assurances as Lender shall from time to time reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Loan Documents, to perfect any lien or security interest granted in any of the Loan Documents and for the better assuring and confirming of all of Lender’s rights, powers and remedies under the Loan Documents.
     I.       Attorneys’ Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement or the other Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs in addition to any other relief to which it may be entitled.
     J.       Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Borrower and Lender with respect to the subject matter of this Agreement and the other Loan Documents. Notwithstanding anything in this Agreement and the other Loan Documents to the contrary, with respect to the Premises, upon the execution and delivery of this Agreement by Borrower and Lender, any bid proposals or loan commitments with respect to the transactions contemplated by this Agreement shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms and conditions may be inconsistent with or vary from those set forth in such bid proposals or loan commitments.
     K.       Forum Selection; Jurisdiction; Venue; Choice of Law. Borrower acknowledges that this Agreement and the other Loan Documents were substantially negotiated in the State of Arizona, this Agreement and the other Loan Documents were executed by Lender in the State of Arizona and delivered by Borrower in the State of Arizona, all payments under the Note will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement or any of the other Loan Documents, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Borrower consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Borrower waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement and the Note shall be
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

governed by and construed under the laws of the State of Arizona, without giving effect to its principles of conflicts of law. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions of this Agreement or the Note, then, as to those provisions only, the laws of the state where the Premises is located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of Lender to commence any proceeding in the federal or state courts located in the state in which the Premises is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.
     L.       Counterparts. This Agreement and the other Loan Documents may be executed in one or more counterparts, each of which shall be deemed an original.
     M.       Assignments by Lender; Binding Effect. Lender may assign in whole or in part its rights under this Agreement, including, without limitation, in connection with any Transfer, Participation or Securitization. Upon any unconditional assignment of Lender’s entire right and interest, including all Lender’s duties and obligations, hereunder, Lender shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Lender contained herein. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.
     N.       Survival. Except for the conditions of Closing set forth in Section 4, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Borrower and Lender set forth in this Agreement and the other Loan Documents shall survive the Closing.
     O.       Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER AND ANY OF THE OTHER’S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER OR ANY OF THE OTHER’S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY BORROWER AND LENDER OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.
     P.       Transfers, Participations and Securitizations. (1) A material inducement to Lender’s willingness to complete the transactions contemplated by the Loan Documents is Borrower’s agreement that Lender may, at any time, complete a Transfer, Participation or Securitization with respect to the Note, Mortgage or any of the other Loan Documents or any or all servicing rights with respect thereto.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     (2)       Borrower agrees to cooperate in good faith with Lender in connection with any such Transfer, Participation or Securitization of the Note, Mortgage or any of the other Loan Documents, or any or all servicing rights with respect thereto, including, without limitation (a) providing such documents, financial and other data, and other information and materials (the “Disclosures”) which would typically be required with respect to the Borrower Parties and the Manager by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation or Securitization, as applicable; provided, however, the Borrower Parties, and the Manager shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (b) amending the terms of the transactions evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not have a Material Adverse Effect upon the Borrower Parties or the transactions contemplated hereunder. Lender shall be responsible for preparing at its expense any documents evidencing the amendments referred to in the preceding subitem (b).
     (3)       Borrower consents to Lender providing the Disclosures, as well as any other information which Lender may now have or hereafter acquire with respect to the Premises or Manager or the financial condition of the Borrower Parties to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each Transfer, Participation or Securitization, as applicable. Lender and Borrower (and their respective Affiliates) shall each pay their own attorneys’ fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section.
     (4)       Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents: (a) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan or sale/leaseback transaction which has not been the subject of a Securitization, Participation or Transfer shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which has been the subject of a Securitization, Participation or Transfer; (b) an Event of Default or a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan which is included in any Loan Pool shall not constitute an Event of Default or a breach or default, as applicable, under any Loan Document or Other Agreement which relates to a loan which is included in any other Loan Pool; (c) the Loan Documents and Other Agreement corresponding to the loans in any Loan Pool shall not secure the obligations of any of the Borrower Parties contained in any Loan Document or Other Agreement which does not correspond to a loan in such Loan Pool; and (d) the Loan Documents and Other Agreement which do not correspond to a loan in any Loan Pool shall not secure the obligations of any of the Borrower Parties contained in any Loan Document or Other Agreement which does correspond to a loan in such Loan Pool.
     Q.       Estoppel Certificate. At any time, and from time to time, each party agrees, promptly and in no event later than fifteen (15) days after a request from the other party, to execute, acknowledge and deliver to the other party a certificate in the form supplied by the other party, certifying: (a) to its knowledge, whether there are then any existing defaults by it or the other party in the performance of their respective obligations under this Agreement or any of the other Loan Documents, and, if there are any such defaults, specifying the nature and extent thereof; (b) that no notice of default has been given or received by it under this Agreement or any of the other Loan Documents which has not been cured, except as to defaults specified in the certificate; (c) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of it; and (d) any other information reasonably requested by the other party in connection with this Agreement and the other Loan Documents.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     R.       Borrower authorizes its banks, creditors, suppliers, customers, and Franchisor to disclose and release to Lender and its representatives any and all information they may request from time to time regarding (a) any depository, loan or other credit account of Borrower; (b) the status of the Franchise Agreement; (c) the affairs and financial condition of Borrower, any other Borrower Party, or any operator or lessee of the Premises; and (d) the business operations at the Premises, including unit level and entity level operating results. Borrower also authorizes Lender and its representatives to obtain personal and business credit reports and asset reports with respect to Borrower and the other Borrower Parties and to answer questions about its credit experience with Borrower and the other Borrower Parties. All of the information which Lender or its representatives obtain from time to time in accordance with this Section, together with any and all other information which Lender or its representatives now possess or in the future may acquire with respect to Borrower, any of the other Borrower Parties, the Collateral, or the business operations at the Premises, is referred to collectively as the “Borrower Information.” Borrower authorizes Lender to disclose the Borrower Information to (i) Lender’s Affiliates and professional advisors and consultants; (ii) Franchisor, upon written request by Franchisor; and (iii) any proposed transferee, purchaser, assignee, servicer, participant, investor, or ratings agency, with respect to any proposed Lender Transfer or sale of any of the Collateral. Borrower also authorizes to distribute to, or publish for the use by, any third-parties for statistical analysis purposes the unit-level or corporate level operating results for the Premises and Borrower prepared by Lender from financial statements obtained from Borrower; provided, however, that such results shall not be identified as relating to Borrower or any of the other Borrower Parties.
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

     IN WITNESS WHEREOF, Borrower and Lender have entered into this Agreement as of the date first above written.

LENDER: GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation
By /s/ Kelly A. Hallford
Name:	Printed Kelly A. Hallford
Its: Authorized Signatory

BORROWER: SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company
By:	/s/ Christopher D. Bills
	Name:	Printed Christopher D. Bills
Its: Chief Financial Officer

GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

STATE OF ARIZONA	)
	)	SS.
COUNTY OF ________________________	)
     The foregoing instrument was acknowledged before me on                               , 2007 by                               ,                                of General Electric Capital Corporation, a Delaware corporation, on behalf of the corporation.

Notary Public

My Commission Expires:
___________________________________

STATE OF ARIZONA	)
	)	SS.
COUNTY OF MARICOPA	)
     The foregoing instrument was acknowledged before me on August 13, 2007 by Christopher D. Bills, Chief Financial Officer of Summit Hotel Properties, LLC, a South Dakota limited liability company, on behalf of the limited liability company.

/s/ Jennifer L. Curry
Notary Public

My Commission Expires:
3/24/2011
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

EXHIBIT A
DESCRIPTION OF PREMISES
A certain tract of land situated in the Parish of East Baton Rouge, State of Louisiana, designated according to a map by Baton Rouge Land Surveying, Inc., dated December 11, 2000 entitled “Map Showing Survey and Resubdivision of Tract E-1-A, a portion of the Former Aldrich Estate into Tract E-1-A-1 & E-1-A-2 located in Section 94, Township 7 South, Range 1 East, GLD, East Baton Rouge Parish, Louisiana for Parkland Investments, Inc.” as Tract E-1-A-1, recorded as Original 722, Bundle 11183 in the official records of the Clerk and Recorder of East Baton Rouge Parish, LA.
Tax ID #018-2116-4
GECC Contract No. 32775
GECC Property No. 8004-8031
Baton Rouge, Louisiana

EXHIBIT B
Form of Amended and Restated Note
[attached]

Exhibit C
(Disclosures per Section 5L)
None